[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                                                   For          With-hold

1)  The proposal to elect Glenn P. Strehle         [ ]             [ ]
    as a Director as set forth in the Proxy
    Statement for the term indicated therein.

                                                   For    Against    Abstain

2)  The proposal to ratify the appointment         [ ]      [ ]        [ ]
    of Coopers & Lybrand as independent
    accountants of SofTech, Inc. for the
    1996 fiscal year.


RECORD DATE SHARES:



                                                     --------------------
Please be sure to sign and date this Proxy.         |        Date        |
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|                                                                        |
|                                                                        |
|  Shareholder sign here                             Co-owner sign here  |
|                                                                        |
 ------------------------------------------------------------------------




Mark box at right if comments or address change                        [ ]
have been noted on the reverse side of this card.


DETACH CARD                                                      DETACH CARD

                               SOFTECH, INC.



Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on November 1, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

SofTech, Inc.



                                SOFTECH, INC.
          Proxy for the Meeting of Stockholders, November 1, 1995
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Norman L. Rasmussen and Joseph P. Mullaney and each of them, proxies with power of substitution to vote for and on behalf of the undersigned all the shares of capital stock of SofTech, Inc., registered in the name of the undersigned, at the Annual Meeting of Stockholders to be held at SofTech's corporate headquarters, 260 Totten Pond Road, Waltham, Massachusetts on Wednesday, November 1, 1995 at 4:30 p.m., and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended May 31, 1995.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the proxy will be voted for the nominee listed in proposal 1 and for proposal 2. To be effective, this proxy must be dated and signed on the reverse side and returned in the enclosed envelope.

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| PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE |
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|  Please sign this proxy exactly as your name appears on the books of the    |
|  Company.  Joint owners should each sign personally.  Trustees and other    |
|  fiduciaries should indicate the capacity in which they sign, and where     |
|  more than one name appears, a majority must sign.  If a corporation, this  |
|  signature should be that of an authorized officer who should state his or  |
|  her title.                                                                 |
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  HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?


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